Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

November 14, 2006

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Re:	NYMEX Holdings, Inc.
Registration Statement on Form S-1
(File No. 333-135800)

Ladies and Gentlemen:

We have acted as special counsel to NYMEX Holdings, Inc., a Delaware corporation (the “Company”), in connection with the public offering (the “Offering”) by the Company of up to 6,365,000 shares (including 975,000 shares subject to an over-allotment option) (the “Primary Shares”) and the sale by certain selling stockholders (the “Selling Stockholders”) of up to 1,110,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-135800) as filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2006 under the Act; (ii) Amendment No. 1 of the Registration Statement as filed with the Commission on September 14, 2006 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 13, 2006 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 18, 2006; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on October 31, 2006; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, the Selling Stockholders named therein, and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”), to be filed as an exhibit to the Registration Statement; (viii) a specimen certificate representing the Common Stock; (ix) the amended and restated certificate of incorporation of the Company, currently in effect (the

NYMEX Holdings, Inc.

November 14, 2006

“Existing Certificate of Incorporation”); (x) the amended and restated by-laws of the Company, currently in effect (the “Existing By-Laws”); (xi) the form of the Amended and Restated Certificate of Incorporation of the Company, to be effective upon consummation of the Offering, to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement (the “New Charter”); (xii) the COMEX Transaction Agreement entered into by and among the Company, New York Mercantile Exchange, Inc., Commodity Exchange, Inc. (“COMEX” or the “COMEX Division”), and the Governors Committee of the COMEX Division, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 26, 2006; (xiii) the form of Amendment to the Existing Certificate of Incorporation of the Company (the “COMEX Transaction Amendment”) to be effective upon consummation of the COMEX Division transaction, to be filed with the Secretary of State of the State of Delaware, filed as Exhibit C to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 26, 2006; (xiv) the form of Amended and Restated By-Laws of the Company, to be effective upon consummation of the Offering, filed as an exhibit to the Registration Statement (the “New By-Laws”); and (xv) certain resolutions of the Board of Directors, the Pricing Committee and the stockholders of the Company, relating to the issuance and sale of the Primary Shares, approval of the New Charter, the COMEX Transaction Amendment, if applicable, and the New By-Laws and certain other related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed the due filing of the New Charter and, if applicable, the COMEX Transaction Amendment, with the Secretary of State of the State of Delaware. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

NYMEX Holdings, Inc.

November 14, 2006

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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